CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Northwestern Mutual Series Fund, Inc. of our report dated February 20, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix 1, which appears in Northwestern Mutual Series Fund, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Milwaukee, WI
April 23, 2026

APPENDIX 1
Mid Cap Growth Stock Portfolio
Growth Stock Portfolio
Large Cap Core Stock Portfolio
Small Cap Growth Stock Portfolio
Small Cap Value Portfolio
Domestic Equity Portfolio
Mid Cap Value Portfolio
Focused Appreciation Portfolio
Equity Income Portfolio
Large Company Value Portfolio
Large Cap Blend Portfolio
Select Bond Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Short-Term Bond Portfolio
Long-Term U.S. Government Bond Portfolio
Government Money Market Portfolio
Index 500 Stock Portfolio
Index 400 Stock Portfolio
Index 600 Stock Portfolio
Active/Passive Balanced Portfolio
Active/Passive Moderate Portfolio
Multi-Sector Bond Portfolio
International Equity Portfolio
International Growth Portfolio
Research International Core Portfolio
Emerging Markets Equity Portfolio
Active/Passive Aggressive Portfolio
Active/Passive Very Aggressive Portfolio
Active/Passive Conservative Portfolio